SUMMIT THERAPEUTICS INC. FORM S-3

EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Summit Therapeutics Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in Summit Therapeutics Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, MA
December 21, 2022